                                                                    Exhibit p(2)

                          DOMINI SOCIAL INVESTMENTS LLC
                                 (THE "ADVISER")

                          DSIL INVESTMENT SERVICES LLC
                               (THE "DISTRIBUTOR")

                                 CODE OF ETHICS

                              REVISED MARCH 1, 2000
                   AS AMENDED AND RESTATED ON JANUARY 1, 2003

         This Code of Ethics is intended to (a) minimize conflicts of interest, and even the appearance of conflicts of interest, between the personnel of the
Adviser and the Distributor and their respective clients in the securities markets and (b) effect compliance with applicable securities laws.

         Each of the Adviser and the Distributor depends upon a high level of public and client confidence for its success. That confidence can be maintained only if the employees of the Adviser and the Distributor observe the highest standards of ethical behavior in the performance of their duties. This Code (as it may be amended or modified from time to time) is intended to inform all employees of the Adviser and the Distributor of certain standards of conduct which they are expected to observe.

         It is not possible to provide a precise, comprehensive definition of a conflict of interest. However, one factor which is common to all conflict of interest situations is the possibility that an employee's actions or decisions will be affected because of an actual or potential divergence between his or her personal interests and those of the Adviser or the Distributor, as applicable, or its clients. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the
Adviser or the Distributor, as applicable, or its clients and regardless of the motivation of the employee involved. In all cases, if a conflict situation arises between an employee and the Adviser or the Distributor, as applicable, or its clients, the interest of the Adviser or the Distributor, as applicable, or its client shall prevail.

         This Code also addresses the possibility that personnel may, by virtue of their positions with the Adviser or the Distributor, as applicable, be afforded opportunities to participate in certain investment opportunities that are not generally available to the investing public. Accepting such opportunities would tend to compromise the independent judgment personnel are expected to exercise for the benefit of clients and is therefore unacceptable.

         This Code is intended to help address these concerns in a systematic way. However, it is important that personnel go beyond the letter of this Code and remain sensitive to the need to avoid improper conflicts of interest, or even the appearance of such conflicts of interest, that are not expressly addressed by this Code.

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         This Code shall be administered by the Review Person and the Deputy
Review Person. Carole M. Laible is hereby named the "Review Person" and shall serve in such capacity until the Manager of the Adviser and the Distributor's
Board of Managers designate a successor Review Person. Adam Kanzer is hereby named the "Deputy Review Person" and shall serve in such capacity until the
Manager of the Adviser and the Distributor's Board of Managers designate a successor Deputy Review Person. The Deputy Review Person shall be responsible for administering the Code (including preclearance of trades and review of transaction reports) for the Review Person.

1.       SCOPE OF THIS CODE.

         (A)      PERSONS COVERED. This Code applies to each employee, manager and officer of the Adviser or the Distributor and each person described in clauses (iii) and (iv) of the definition of
                  Access Person set forth below.

                  An "Access Person" is (i) any employee, manager or officer of the Adviser, (ii) any employee, manager or officer of the
                  Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund (as defined below) for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of
                  Covered Securities, (iii) any employee of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of
                  Covered Securities by a Fund or any other client of the
                  Adviser, or whose functions relate to the making of any
                  recommendations with respect to such purchases or sales, and
                  (iv) any natural person in a control relationship with the
                  Adviser who obtains information concerning the recommendations made by the Adviser with regard to the purchase or sale of
                  Covered Securities. All full-time employees of the Adviser and/or the Distributor shall be considered Access Persons
                  unless advised, in writing, to the contrary by the Review
                  Person.

                  A "Fund" is an investment company registered under the
                  Investment Company Act of 1940, as amended (the "1940 Act")
                  for which the Adviser provides investment advisory services or for which the Distributor provides distribution services, as applicable.

         (B)      DEFINITION OF SECURITIES. As used in this Code, the term
                  "securities" means all types of securities as defined in
                  Section 2(a)(36) of the 1940 Act, and includes all types of debt, equity, and other securities, including, among other things, common and preferred stocks, bonds, mutual fund
                  shares, money market instruments, debentures, notes, limited partnership interests, warrants, depositary receipts, options and other derivative securities. THIS CODE DOES NOT APPLY TO
                  SAVINGS, CHECKING, NOW OR MONEY MARKET ACCOUNTS WITH BANKS,
                  SAVINGS AND LOAN ASSOCIATIONS, CREDIT UNIONS OR SIMILAR
                  INSTITUTIONS.

                                      -3-

                  DEFINITION OF COVERED SECURITY. As used in this code "Covered
                  Security" means any security except for (i) direct obligations of the Government of the United States, (ii) bankers'
                  acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including
                  repurchase agreements, and (iii) shares issued by open-end investment companies registered under the 1940 Act. A direct obligation of the Government of the United States includes any security issued or guaranteed as to principal or interest by the Government of the United States or by any agency or
                  instrumentality of the Government of the United States.

                  A "Security Held or to be Acquired" by a Fund means (i) any
                  Covered Security which, within the most recent 15 days (A) is or has been held by the Fund or (B) is being or has been
                  considered by the Fund or the Adviser for purchase by the Fund and (ii) any option to purchase or sell, and any security
                  convertible into or exchangeable for, a Covered Security
                  described in the preceding clause (i).

         (C)      BENEFICIAL OWNERSHIP. For purposes of this Code, "beneficial ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934,
                  and the rules and regulations thereunder. Accordingly, a
                  person shall have "beneficial ownership" of any security if he or she, directly or indirectly, through any contact,
                  arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the
                  security. A person has a pecuniary interest in a security if he or she has the opportunity, directly or indirectly, to
                  profit or share in any profit from a transaction in the
                  subject security. A person may have an indirect pecuniary
                  interest in a security if, among other things:

                           (i)   the security is held by a member of that
                                 person's immediate family sharing the same
                                 household;

                           (ii)  the person is a general partner and the
                                 security is held by the general partnership or
                                 limited partnership;

                           (iii) the person's interest in such security is held
                                 by a trust; or

                           (iv)  the person has a right to acquire such security
                                 through the exercise or conversion of any
                                 derivative security, whether or not presently
                                 exercisable.

         (D)      TYPES OF TRANSACTIONS COVERED. This Code applies to all types of transactions in securities, including purchases, sales, exchanges, redemptions, short sales, donations, and gifts.

                                      -4-

2.       PROHIBITED SECURITIES TRANSACTIONS.

         (A)      UNLAWFUL ACTIONS. No person to whom this Code applies shall, in connection with the purchase or sale, directly or
                  indirectly, by such person of a Security Held or to be
                  Acquired by a Fund:

                  (i)      employ any device, scheme or artifice to defraud the
                           Fund;

                  (ii)     make any untrue statement of a material fact to the
                           Fund or omit to state to the Fund a material fact
                           necessary in order to make the statements made, in
                           light of the circumstances under which they are made,
                           not misleading;

                  (iii)    engage in any act, practice or course of business
                           which would operate as a fraud or deceit upon the
                           Fund; or

                  (iv)     engage in any manipulative practice with respect to
                           the Fund.

         (B)      RESTRICTED SECURITIES. Monthly, the Review Person will
                  circulate to each Access Person a list of all issuers that during the month will be reviewed or evaluated by the Adviser or KLD Research & Analytics, Inc. ("KLD") for addition to, or removal from, the Domini 400 Social IndexSM or any other index established or maintained by the Adviser or KLD. The
                  securities of each issuer on that list will be considered
                  "Restricted Securities" until the circulation by the Review
                  Person of a subsequent monthly list that does not include such issuer.

         (C)      RESTRICTIONS.  No Access Person shall:

                  (i)      effect any transaction in any security that is a
                           Restricted Security at the time such transaction is
                           effected; or

                  (ii)     purchase or otherwise acquire any security that
                           reasonably appears to have been offered or made
                           available to such an Access Person by virtue of
                           his/her position with the Adviser or the Distributor,
                           as applicable, and is not generally available to the
                           investing public.

         (D)      EXCEPTIONS. The restrictions set forth in Sections 2(c),
                  5(a)(iii) and 5(a)(iv) of this Code shall not apply to the following:

                  (i)      transactions in shares of any open-end investment
                           companies (open-end mutual funds) that are registered
                           under the 1940 Act;

                  (ii)     purchases made pursuant to an automatic dividend
                           reinvestment plan;

                  (iii)    receipts of stock dividends, stock splits, or similar
                           distributions;

                                      -5-

                  (iv)     transfers that are gifts or donations, provided that
                           the donee represents in writing that he or she has no
                           present intention of selling the securities;

                  (v)      transactions for the sole account and benefit of
                           other persons to whom an Access Person has a
                           fiduciary relationship apart from the Adviser or the
                           Distributor, as applicable;

                  (vi)     transactions effected on behalf of an Access Person
                           that are beyond his or her reasonable control;

                  (vii)    purchases made upon the exercise of rights
                           distributed by an issuer on a pro rata basis to all
                           holders of a class of its securities, and sales of
                           any such rights so acquired;

                  (viii)   the receipt by an Access Person of securities as
                           compensation for, or in connection with, his or her
                           employment or the exercise by an Access Person of an
                           option or warrant received by such Access Person as
                           compensation for, or in connection with, his or her
                           employment; and

                  (ix)     transactions that receive prior written approval of
                           the Review Person, on the grounds that they are
                           unlikely to have any adverse effect on the Adviser or
                           the Distributor, as applicable, or their respective
                           clients, involve no apparent impropriety, and appear
                           to be consistent with applicable securities laws.

3.       MISUSE OF INSIDE INFORMATION.

         (A)      DEFINITION OF INSIDE INFORMATION. For purposes of this Code,
                  "Inside Information" means any information obtained by a
                  person to whom this Code applies in connection with his or her work on behalf of the Adviser or the Distributor that such person knows, or in the exercise of reasonable care should know, is (i) not available to the investing public generally, and (ii) material to a decision to effect a transaction in a security.

         (B)      BAN ON TRADING. No person to whom this Code applies shall
                  effect any transaction in, directly or indirectly, any
                  security on the basis of any Inside Information. This
                  restriction is NOT subject to the exceptions set forth in
                  Sections 2(d), 4(b), or 5(b).

        (C)       BAN ON RELEASE OR DISCLOSURE. No person to whom this Code
                  applies shall release or disclose Inside Information to any person outside of the Adviser or the Distributor except that such person:

                  (i)      may release to authorized representatives of a client
                           Inside Information to which that client is entitled;

                                      -6-

                  (ii)     may release Inside Information to the Adviser's or
                           the Distributor's lawyers, accountants, and
                           consultants as appropriate in the conduct of the
                           Adviser's or the Distributor's affairs;

                  (iii)    may release Inside Information to regulatory
                           officials and other persons as required by law; and

                  (iv)     may release Inside Information in accordance with the
                           policies established by the Adviser's Manager or the
                           Distributor's Board of Managers, as applicable and
                           the instructions of the Review Person.

4.       REPORTING.

         (A)      REPORTING REQUIREMENTS. Each Access Person shall (unless
                  excepted under Section 4(b)) report to the Review Person as set forth below:

                  (i)      Initial Holdings Reports. Not later than 10 days
                           after the person becomes an Access Person, the
                           following information:

                           (A)      the title, number of shares and principal
                                    amount of each Covered Security in which the
                                    Access Person had any direct or indirect
                                    beneficial ownership when the person became
                                    an Access Person;

                           (B)      the name of any broker, dealer or bank with
                                    whom the Access Person maintained an account
                                    in which any securities were held for the
                                    direct or indirect benefit of the Access
                                    Person as of the date the person became an
                                    Access Person; and

                           (C)      the date that the report is signed and
                                    submitted by the Access Person.

                  (ii)     Quarterly Transaction Reports. Not later than 10 days
                           after the end of each calendar quarter, the following
                           information:

                           (A)      With respect to any transaction during the
                                    quarter in a Covered Security in which the
                                    Access Person had any direct or indirect
                                    beneficial ownership:

                                    o       the date of the transaction, the
                                            title, the interest rate and
                                            maturity date (if applicable), the
                                            number of shares and the principal
                                            amount of each Covered Security
                                            involved;

                                    o       the nature of the transaction (i.e.,
                                            purchase, sale or any other type of
                                            acquisition or disposition);

                                      -7-

                                    o       the price of the Covered Security at
                                            which the transaction was effected;

                                    o       the name of the broker, dealer or
                                            bank with or through which the
                                            transaction was effected; and

                                    o       the date that the report is signed
                                            and submitted by the Access Person.

                            (B)      With respect to any account established by
                                     the Access Person in which any securities
                                     were held during the quarter for the direct
                                     or indirect benefit of the Access Person:

                                    o       the name of the broker, dealer or
                                            bank with whom the Access Person
                                            established the account;

                                    o       the date that the account was
                                            established; and

                                    o       the date that the report is signed
                                            and submitted by the Access Person.

                           (C)      In the event that no reportable transactions
                                    occurred during the quarter, the report
                                    should be so noted and returned signed and
                                    dated.

                  (iii)    Annual Holdings Reports. Not later than each January
                           31st, the following information (which information
                           must be current as of the immediately preceding
                           December 31st):

                           o        the title, number of shares and principal
                                    amount of each Covered Security in which the
                                    Access Person had any direct or indirect
                                    beneficial ownership;

                           o        the name of any broker, dealer or bank with
                                    whom the Access Person maintains an account
                                    in which any securities are held for the
                                    direct or indirect benefit of the Access
                                    Person; and

                           o        the date on which the report is signed and
                                    submitted by the Access Person.

         (B)      EXCEPTIONS TO REPORTING REQUIREMENTS. The following are the exceptions to the reporting requirements outlined in Section
                  4(a):

                  (i)      A person need not make any report under Section 4(a)
                           with respect to transactions effected for, and
                           Covered Securities held in, any account over which
                           the person has no direct influence or control.

                                      -8-

                  (ii)     A person need not make a quarterly transaction report
                           under Section 4(a)(ii) if the report would duplicate
                           information contained in broker trade confirmations
                           or account statements received by the Review Person
                           with respect to the person in the time period
                           required under Section 4(a)(ii) and if all of the
                           information required under Section 4(a)(ii) is
                           contained in the broker trade confirmations or
                           account statements or in the records of the Adviser
                           or the Distributor, as applicable.

         (C)      CERTIFICATION. Each person to whom this Code applies shall certify to the Review Person in writing that (i) he or she has read and understands this Code, (ii) he or she understands that he or she is subject to this Code, (iii) he or she has complied with the requirements of this Code, and (iv) if such person is an Access Person, he or she has disclosed or
                  reported all securities transactions required to be disclosed or reported under this Code, such certification to be given at the following times: (A) in the case of persons who are
                  subject to this Code on the date hereof, within 30 days after the adoption of this Code; (B) in the case of persons who
                  become subject to this Code after the date hereof, no later than 10 days after such person becomes subject to this Code;
                  and (C) in all cases, once every calendar year on or before
                  January 31st.

5.      PRECLEARANCE OF CERTAIN SECURITIES TRANSACTIONS.

         (A)      PRECLEARANCE REQUIREMENTS.  No Access Person shall:

                  (i)      acquire, directly or indirectly, beneficial ownership
                           in any securities (including Restricted Securities)
                           in an initial public offering;

                  (ii)     acquire, directly or indirectly, beneficial ownership
                           in any securities (including Restricted Securities)
                           in a private placement transaction;

                  (iii)    effect any transaction (other than those transactions
                           described in clauses (i) and (ii) above) in any
                           security; or

                  (iv)     profit from the purchase and sale, or the sale and
                           purchase, of the same or equivalent securities within
                           60 calendar days;

                  unless, in each case, the transaction has been approved by the
                  Review Person not more than 72 hours prior to initiation of the transaction (and such approval has not been rescinded).

         (B)      EXCEPTIONS TO PRECLEARANCE REQUIREMENTS. Sections 5(a)(iii)
                  and 5(a)(iv) shall not apply to the following:

                  (i)    any transaction that is exempt under Section 2(d),
                         including transactions in shares of any open-end
                         investment companies that are registered under the 1940
                         Act;

                                      -9-

                  (ii)   any transactions in securities listed on a national
                         securities exchange of a company having a total market
                         capitalization (at the time of the transaction or, if
                         such information is not available, according to the
                         company's most recent published annual or quarterly
                         financial statements) of not less than $5 billion;

                  (iii)  transactions in the debt instruments issued or
                         guaranteed by a state or local government;

                  (iv)   transactions in debt instruments issued or guaranteed
                         by the United States Government, Quasi United States
                         Government Agency or instrumentality of the United
                         States;

                  (v)    total purchases and sales of up to $25,000 of
                         securities listed on a national securities exchange
                         within any rolling six month period; or

                  (vi)   transactions in municipal fund securities that are
                         issued for a qualified tuition program under Internal
                         Revenue Code Section 529 (a 529 college savings plan).

6.       ADDITIONAL RESTRICTIONS.

         (A)      GIFTS. No person to whom this Code applies shall accept any gift or gratuity from any person or business entity that does business with the Adviser or the Distributor, provided this restriction does not apply to:

                  (i)      any gifts or gratuities received in any 90 day period
                           from any one person or business entity, or several
                           related persons or business entities, having an
                           aggregate fair market value of not more than $150;

                  (ii)     travel, lodging, entertainment, food, and beverages
                           provided in connection with a business or
                           professional meeting or function; and

                  (iii)    goods and services, such as investment research
                           reports and newsletters, that are used in the conduct
                           of the business of the Adviser or the Distributor, as
                           applicable.

         (B)      SERVICE AS A DIRECTOR OF A PUBLICLY TRADED COMPANY. No person to whom this Code applies shall serve as a director of a
                  company that files or is required to file with the Securities and Exchange Commission periodic reports under Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 (such as
                  10-Ks, 10-Qs, and 8-Ks) without the prior approval of the
                  Review Person.

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7.       REVIEW BY THE REVIEW PERSON.

         (A)      REVIEW OF REPORTS. The Review Person shall review all of the reports delivered under Section 4 to determine whether a
                  violation of this Code may have occurred. Before making a
                  determination that a violation has occurred, the Review
                  Officer shall give such person who may have committed such violation an opportunity to supply additional information
                  regarding the transaction in question.

         (B)      FACTORS TO BE CONSIDERED. In reviewing proposed transactions and other matters submitted for preclearance or approval under this Code, the Review Person shall consider whether such
                  transactions or matters involve or are likely to involve: (i)
                  violations of this Code or applicable securities laws; (ii)
                  improper use of Inside Information; or (iii) an investment opportunity that should be reserved for the Adviser or the
                  Distributor, as applicable, or its clients.

         (C)      APPROVAL SUBJECT TO CONDITIONS. The Review Person may grant approval of proposed transactions and other matters submitted for preclearance or approval under this Code subject to such conditions as the Review Person may impose to protect the
                  interests of the Adviser and the Distributor and their
                  respective clients, including, among other things, requiring that an Access Person who is authorized to acquire securities in a private placement disclose that investment when he or she plays a part in a review or analysis of the issuer of the
                  securities.

         (D)      DEPUTY REVIEW PERSON MAY ACT WHEN REVIEW PERSON IS
                  UNAVAILABLE. In the event the Review Person is unavailable to review any report or proposed transaction or other matter
                  under this Code and it is unlikely that the Review Person will become available in sufficient time to review the report in a timely manner or for the transaction or other matter to
                  proceed without material hardship, the Deputy Review Person may review such report or perform all functions of the Review
                  Person under the Code with respect to such transaction or
                  other matter. Nonetheless, the Deputy Review Person may defer review of any report or transaction or other matter until the
                  Review Person is available to conduct such review.

8.       SANCTIONS. Any violations of this Code will be reported to and subject to review by the Manager of the Adviser or the Board of Managers of the
         Distributor, as applicable.

         (A)      If the Manager or the Board of Managers, as applicable,
                  determines that a violation of this Code has occurred, the
                  Review Person may impose such sanctions as is deemed
                  appropriate, including, among other things:

                  (i)      a letter of censure,

                  (ii)     forfeiture of any profit made or loss avoided from a
                           transaction in violation of this Code, or

                                      -11-

                  (iii)    suspension or termination of employment.

         (B)      Any person subject to any sanctions imposed by the Review
                  Person under this Code shall be entitled, upon request made within 60 days of the imposition of such sanctions, to a
                  complete review of the matter by the Manager of the Adviser or the Board of Managers of the Distributor, as applicable.
                  Pending such a review the Review Person may impose such
                  interim sanctions as is deemed appropriate to protect the
                  interests of the Adviser or the Distributor, as applicable, until final resolution of the matter.

         (C)      Any violations resulting in sanctions and the sanctions
                  imposed will be reported to:

                  (i)   the Manager of the Adviser or the Board of Managers of
                        the Distributor, as applicable, and

                  (ii)  (other than with respect to interim sanctions pending review of a matter) the board of directors or trustees
                        of each Fund.

9.       MISCELLANEOUS.

         (A)      ACCESS PERSONS. The Review Person shall identify all Access
                  Persons who are under a duty to make reports under this Code and will inform such persons of such duty. Any failure by the
                  Review Person to notify any person of his or her duties under this Code shall not relieve such person of his or her
                  obligations hereunder.

         (B)      RECORDS. Each of the Adviser and the Distributor shall
                  maintain records in the manner and to the extent set forth below, and shall be available for examination by
                  representatives of the Securities and Exchange Commission
                  ("SEC"):

                  (i)   a copy of this Code and any other code which is, or at
                        any time within the past five years has been, in effect
                        shall be preserved in an easily accessible place;

                  (ii)  a record of any violation of this Code and of any action taken as a result of such violation shall be preserved
                        in an easily accessible place for a period of not less
                        than five years following the end of the fiscal year in
                        which the violation occurs;

                  (iii) a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years
                        from the end of the fiscal year in which it is made, the
                        first two years in an easily accessible place;

                  (iv)  a list of all persons who are required, or within the past five years have been required, to make reports
                        pursuant to this Code shall be maintained in an easily
                        accessible place; and

                                      -12-

                  (v)   record of any decision, and the reasons supporting the
                        decision, to approve the acquisition by an Access Person
                        of securities under Section 5(a) shall be preserved for
                        a period of not less than five years from the end of the
                        fiscal year in which the approval is granted.

         (C)      CONFIDENTIALITY. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.